                                                                   Exhibit 10.18

                               ALLIANCE AGREEMENT
--------------------------------------------------------------------------------





                          IRONSIDE TECHNOLOGIES INC.


                                 ("Ironside")


                                   -  and -


                              WHITTMAN-HART, INC.

                                  ("Partner")





                                August 31, 1999

     THIS AGREEMENT made as of the 31 day of August, 1999 between Ironside Technologies Inc. ("Ironside"), a corporation incorporated under the laws of the Province of Ontario, Canada and Whittman-Hart, Inc. ("Partner"), a corporation incorporated under the laws of the State of Delaware, witnesseth that:

     WHEREAS:

     (a) Ironside owns certain software; and,

     (b) Partner desires to market and integrate such software upon the terms and subject to the conditions of this Agreement;

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Section 1.1  Definitions.  In this Agreement, and in all schedules and
                  -----------
amendments hereto, unless the context otherwise requires, the following words and phrases shall have the meaning set forth after them:

     "Additional Charge" means the charge in accordance with Ironside's standard rates in effect from time to time.

     "Agreement" means this agreement and all schedules and instruments in amendment or confirmation of it; "hereof", "hereto" and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Subsection or other subdivision; "Article", "Section", "Subsection" or other subdivision of this Agreement followed by a number means and refers to the specified Article, Section, Subsection or other subdivision of this Agreement.

     "Commencement Date" means the date so specified on Schedule "A" hereto.

     "Customer" means a customer who enters into a License in the form attached hereto as Schedule "B".

     "Delivery Site" means the location specified for delivery of Ironware by Ironside.

     "Delivery Timeframe" means the period of time within which Ironware must be delivered by Ironside to the Delivery Site.

     "Documentation" means the "Fahrenheit Product Overview" manual, the "Fahrenheit Release Notes", the "Fahrenheit Installation and Operations Guide", the "Gateway Development Guide", the "C Gateway Development Guide", the "ILE/RPG Gateway Development Guide", and the "Fahrenheit Configuration Manual".

     "Initial Term" means the period so specified in Schedule "A".

     "Intellectual Properties" shall mean all right, title, interest and benefit in and to all registered and unregistered trademarks worldwide or trademark applications, trade or brand names, copyrights, copyright applications, designs, inventions, discoveries, improvements, patents, patent applications, patent rights (including any patents issuing on such applications or rights), technology, steps, processes, and trade secrets.

     "Ironware" means the software application system referred to more specifically in Schedule "A" hereto, and all authorized updates, revisions and modifications thereto, and the Documentation.

     "License" means a software license in the form attached hereto as Schedule "B"

     "Parties" means Ironside, Partner and any other person who may become a party to this Agreement; and "Party" means any one of them.

     "Territory" means the geographical area specified in Schedule "A" in which Ironware may be marketed and promoted by Partner.

     Section 1.2  Gender and Number.  Any reference in this Agreement to gender
                  -----------------
shall include all genders, and words importing the singular number only shall include the plural and vice versa.

     Section 1.3  Headings, Fee.  The provision of a Table of Contents, the
                  -------------
division of this Agreement into Articles, Sections, Subsections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

     Section 1.4  Currency.  All references in this Agreement to dollars, unless
                  --------
otherwise specifically indicated, are expressed in United States currency.

     Section 1.5  Severability.  Any Article, Section, Subsection or other
                  ------------
subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed from this Agreement and be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof or thereof.

     Section 1.6  Entire Agreement.  This Agreement constitutes the entire
                  ----------------
agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. There are no representations, warranties, conditions or other agreements, express or implied, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth herein and therein.

     Section 1.7  Amendments.  This Agreement may only be amended, modified or
                  ----------
supplemented by a written agreement signed by all of the Parties.

     Section 1.8  Waiver.  No waiver of any of the provisions of this Agreement
                  ------
shall be deemed to constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a waiver or continuing waiver unless otherwise expressly provided in writing duly executed by the Party to be bound thereby.

     Section 1.9  Governing Law.  This Agreement shall be governed by and
                  -------------
interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of the Canada applicable therein.

     Section 1.10  Inclusion.  Where the word "including" or "includes" is used
                   ---------
in this Agreement it means "including (or includes) without limitation".

     Section 1.11  Incorporation of Schedules.  The following are the schedules
                   --------------------------
attached to and incorporated in this Agreement:

Schedule "A" - Contract Details
Schedule "B" - License Agreement


                                   ARTICLE 2
                  APPOINTMENT; RESPONSIBILITIES OF THE PARTIES

     Section 2.1  Appointment; License.  Ironside hereby grants Partner a non-
                  --------------------
exclusive, non-transferable, royalty-free license in the Territory for the duration of this Agreement and for the purpose of demonstrating and marketing Ironware to Customers and potential Customers and integrating Ironware to such Customers' host business system. For greater certainty, Partner expressly acknowledges that Partner shall not demonstrate or market or integrate Ironware except to Customers who shall use Ironware solely for the purpose of processing their own internal business data in accordance with the terms of the License attached hereto as Schedule "B" and the Customer shall have no right to sub-license Ironware. Partner shall use good faith efforts to only market and integrate Ironware to Customers who will use Ironware only for their internal business use, but Ironside acknowledges that a Customer's use of Ironware is beyond Partner's control and thus Ironside's sole and exclusive remedy for such breach shall be a claim against such Customer.

     Section 2.2  Responsibilities of Partner.  (1) During the term of this
                  ---------------------------
Agreement, Partner shall:

     (a) use commercially reasonable efforts to market, demonstrate and promote Ironware in the Territory;

     (b) be solely responsible for the installation services and integration of Ironware into the Customer's host business system provided, however that nothing in this Agreement shall require Partner to provide installation or integration services to any Customer or potential Customer;

     (c) be solely responsible for the support and maintenance of such installation and integration services;

     (d) communicate with Ironside sales representatives to develop a territory coverage plan and individual responsibilities;

     (e) use commercially reasonable efforts to ensure that all copies of Ironware in its possession or control retain such copyright notice as is furnished by Ironside to Partner from time to time;

     (f) act in good faith at all times to Ironside and provide such assistance and co-operation as Ironside reasonably requests consistent with the rights and obligations created by this Agreement;

     (g)  complete the sales training program offered by Ironside;

     (h) maintain technical certification through Ironside's Technical Certification Program at agreed to rates.

     Section 2.3  Responsibilities of Ironside.  During the term of this
                  ----------------------------
Agreement, Ironside shall:

     (a) provide Partner, at no cost, with adequate copies of the software application component of Ironware for demonstration purposes, the Documentation and Ironside's current promotional documentation;

     (b) provide Partner, at no cost, with full and accurate information regarding enhancements and new releases of Ironware as well as technical support it typically provides to its other partners; and,

     (c) develop all such promotional material as may be required to market and promote Ironware;

     (d) communicate with Partner sales representatives to develop a territory coverage plan and individual responsibilities;

     (e) provide Partner, at no cost, with access to Ironside's sales training program

     (f) provide Partner with access to Ironside's Technical Certification Program at rates that are mutually agreed upon by both parties;

     (g) act in good faith at all times to Partner and provide such assistance and co-operation as Partner reasonably requests consistent with the rights and obligations created by this Agreement.

                                   ARTICLE 3
                       LICENSING; DELIVERY; INSTALLATION

     Section 3.1  Licensing.  (1) The Customer shall execute a License in the
                  ---------
form specified in Schedule "B". Ironside reserves the right to amend the software license fees, end user fees, and annual maintenance fees set forth in Schedule "A" hereto from time to time upon providing thirty (30) days prior written notice of such change to Partner, and any such change shall become effective upon the expiration of such thirty (30) day period. Ironworks is a trade mark of Ironside. All such rights, title and ownership in the trade mark shall at all times remain solely and exclusively with Ironside, and Partner shall not take any action inconsistent with such rights, title and ownership.

     Section 3.2  Delivery of Ironware.  Ironside shall deliver Ironware to the
                  --------------------
Customer at the Delivery Site within the Delivery Timeframe.

     Section 3.3  Installation.  Ironside shall not be responsible for any
                  ------------
aspect of the installation or integration of Ironworks. Such services shall be provided by Partner to Customer pursuant to a separate agreement between such parties.

                                   ARTICLE 4
                                    BILLING

     Section 4.1  Customer Billing.  Ironside shall invoice the Customer in
                  ----------------
respect of any License for Ironware. Customer shall be responsible for all License, End User, Maintenance, and other fees in connection with Ironware, and Partner shall have no liability to Ironside to Ironside for such fees.

                                   ARTICLE 5
                       TRAINING AND CURRENT INFORMATION

     Section 5.1  Training.  (1) Ironside shall provide Partner and its relevant
                  --------
sales and technical personnel with such training in the use and marketing and integration of Ironware as Ironside reasonably considers necessary in order to facilitate the marketing and integration of Ironware.

     (2) Ironside shall supply the training referred to in Section 5.1 hereof at such locations and at such times as it shall determine, acting reasonably. Technical training referred to in section 5.1 shall be provided to Partner at rates in accordance with Section 2.3(f).

     Section 5.2  Current Information.  Ironside shall keep Partner supplied
                  -------------------
with current information regarding enhancements or updates to Ironware.

                                   ARTICLE 6
                             TERM AND TERMINATION

     Section 6.1  Term.  This Agreement will commence on the Commencement Date
                  ----
and shall continue for the Initial Term as specified on Schedule "A", and shall be automatically renewed on an annual basis thereafter, unless otherwise terminated in accordance with this Agreement.

     Section 6.2  Default Termination.  If either Party shall be in breach of
                  -------------------
its obligations under this Agreement (the "Defaulting Party"), the Party not in breach (the "Non-Defaulting Party") shall give written notice to the Defaulting Party stating the nature of the breach with reference to the Agreement and setting out a period of time that is reasonable in the circumstances within which the Defaulting Party must cure its breach. If the Defaulting Party has not cured or is not, in the reasonable judgment of the Non-Defaulting Party, actively and diligently seeking to cure the said default by the end of the time period stated in such notice, the Non-Defaulting Party shall have the right to terminate this Agreement immediately upon delivering a second written notice to this effect to the Defaulting Party. Such termination shall be without prejudice to any other rights of the parties in law or in equity.

     Section 6.3  Automatic Termination.  (1) This Agreement may be terminated
                  ---------------------
by a Party (the "Terminating Party") upon written notice to the other Party (the "Breaching Party") upon the occurrence of any of the following:

     (a) disclosure of the trade secrets of the Terminating Party by the Breaching Party, whether directly, indirectly, inadvertently or otherwise by the Breaching Party;

     (b) violation of the Intellectual Properties of the Terminating Party, including without limitation in the case of Ironside, any instance on the part of Partner of making copies of Ironware or using Ironware other than as set forth in Section 2.1 of this Agreement;

     (c)  cessation of business by the Breaching Party;

     (d) the Breaching Party makes an assignment of its business for the benefit of creditors or is adjudicated a bankrupt;

     (e) a petition of bankruptcy is filed by or against the Breaching Party or a receiver, trustee in bankruptcy, or similar officer is appointed to take charge of the Breaching Party's property, which petition is not dismissed within 60 days; or

     The Terminating Party shall provide written notice to the Breaching Party detailing the cause of its grounds for termination pursuant to this Section 6.3. The effect of delivery by a Terminating Party of such notice is that this Agreement shall forthwith be terminated upon receipt of such notice by the Breaching Party.

     Section 6.4  Reciprocal Right of Termination.  (1) Either Party may
                  -------------------------------
terminate this Agreement any time by giving a minimum of 45 days prior notice to the other party.

     (2) Upon receipt of a notice of termination pursuant to Section 6.4(1), the receiving Party shall promptly cease all marketing of Ironware pursuant to the terms of this Agreement, and in the case of Partner shall promptly deliver to Ironside all materials provided to Partner by Ironside pursuant to this Agreement, including without limitation, any Ironware or Documentation.

     Section 6.5  Termination Effect.

     (3) Upon a valid termination of this Agreement for any reason whatsoever in accordance with this Article 6, neither party shall have any obligation to the other for compensation or for damages of any kind resulting from such termination, whether on account of the loss by a Party of present or prospective sales, investments or goodwill, and each Party hereby waives any rights which may be granted to it by statute or otherwise which are not granted to it by this Agreement.

     (4) Any termination of this Agreement shall be without prejudice to any other rights or remedies to which Ironside or Partner may be entitled hereunder or at law or equity and shall not affect any accrued rights or the coming into or continuance in force of any provision hereof which is expressly or by implication intended to come into or continue in force on or after such termination.

                                   ARTICLE 7
                        REPRESENTATIONS AND WARRANTIES

     Section 7.1  Ironside.  Ironside represents and warrants to Partner, with
                  --------
the intent that same be relied upon and shall survive the execution of this
Agreement:

Corporate Matters
-----------------

     (a) Due Incorporation. Ironside is a corporation incorporated and existing under the laws of the Province of Ontario.

     (b) Authorization. Ironside has the requisite power to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Ironside and constitutes a valid and binding agreement of Ironside enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

     (c) Authority; Clear Title. Ironside has the full right, power and authority to enter into and perform this Agreement and to grant to and vest in Partner all of the rights herein set forth. Ironside is the owner or authorized licensee of the Intellectual Properties relating to Ironware.

     (d) No Infringement. Ironside has not negligently or intentionally interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties.

     Section 7.2  Partner.  Partner represents and warrants to Ironside, with
                  -------
the intent that same be relied upon by Ironside and shall survive the execution of this Agreement:

Corporate Matters
-----------------

     (a) Due Incorporation. Partner is a corporation incorporated and existing under the laws of State of Illinois.

     (b) Authorization. Partner has the requisite power to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Partner and constitutes a valid and binding agreement of Partner enforceable in accordance with its terms except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

     (c) Authority. Partner has the full right, power and authority to enter into and perform this Agreement.

     (d) Technical Competency. Partner's relevant representatives are conversant with the technical language of computer products in general. Partner hereby warrants that its relevant representatives shall develop sufficient knowledge of Ironware and of Ironside's competitor's products to be able to explain in detail the difference to Customers and potential Customers.

     Section 7.3  Further Assurances.  Each of the parties will use reasonable
                  ------------------
commercial efforts to take all actions and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     Section 7.4  Dealings with Ironware.  Partner shall not sell, license,
                  ----------------------
lease, transfer or otherwise deal with Ironware, except as specifically provided in this Agreement. Partner shall not market or promote Ironware except as set forth in the Documentation and written promotional material delivered to Partner by Ironside in accordance with Section 2.3 hereof.

     Section 7.5  Warranty Exclusion.  (1) IRONSIDE AND PARTNER ACKNOWLEDGE AND
                  ------------------
AGREE THAT THIS AGREEMENT PROVIDES LICENSES AND SERVICES AND IS NOT A SALE OF GOODS.

     (2) THE WARRANTIES CONTAINED IN SECTION 7.1 ARE IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, MERCHANTABLE QUALITY, FITNESS FOR A PARTICULAR PURPOSE, OR INFRINGEMENT OR THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM THE COURSE OF DEALING OR USAGE OF TRADE.

IRONSIDE DOES NOT REPRESENT OR WARRANT THAT IRONWARE WILL MEET ANY OR ALL OF THE CUSTOMER'S PARTICULAR REQUIREMENTS, THAT THE OPERATION OF IRONWARE WILL OPERATE ERROR-FREE OR UNINTERRUPTED, OR THAT ALL PROGRAMMING ERRORS IN IRONWARE CAN BE FOUND IN ORDER TO BE CORRECTED.

     (3) The parties agree that this Agreement is not subject to and shall not be interpreted by the United Nations Convention on Contracts for the International Sale of Goods.

     Section 7.6  Disclaimers.
                  -----------

     (1) IN NO EVENT WILL EITHER PARTY OR ITS DIRECTORS, OFFICERS, EMPLOYEES OR SHAREHOLDERS BE LIABLE IN RESPECT OF INCIDENTAL, ORDINARY, PUNITIVE, EXEMPLARY, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES INCLUDING, BUT NOT LIMITED TO, LOST BUSINESS REVENUE, LOST PROFITS, FAILURE TO REALIZE EXPECTED SAVINGS, LOSS OF DATA, OR LOSS OF BUSINESS OPPORTUNITY

                                   ARTICLE 8
                                  INDEMNITIES

     Section 8.1  Indemnification by Ironside.  Ironside agrees to indemnify,
                  ---------------------------
defend and hold Partner harmless from and against any loss, cost, damage, liability, expense (including reasonable attorney's fees) or claim suffered or incurred by Partner in connection with any infringement claim made by a third party, provided however that Partner permits Ironside to defend, compromise or settle such claim of infringement as Ironside in its sole discretion may determine, and reasonably cooperates with Ironside in connection with such defense, and further provided any such claim of infringement does not depend upon the use of Ironware in conjunction with software not developed or licensed by Ironside or other products not licensed or developed by Ironside or upon a use of Ironware in an unusual or unintended manner. Partner shall have the right to participate in such defense at its own expense.

                                   ARTICLE 9
                                CONFIDENTIALITY

     Section 9.1  Confidential Information.  (1) The Parties agree that the
                  ------------------------
Confidential Information (as such term is defined below) of the other Party shall be kept confidential and shall not be:

     (a) used by a Party (the "Receiving Party") or by any of its directors, officers, employees, agents, solicitors, accountants or financial advisors (collectively the "Representatives") except in accordance with the terms of this Agreement; and,

     (b) disclosed by the Receiving Party or by any of its Representatives in any manner whatsoever in whole or in part, except in accordance with the terms of this Agreement, without the prior written consent of the other Party.

     (2) "Confidential Information" in regards to Ironside means Ironware, the Documentation, any information provided by Ironside to Partner about Ironware, or any information, including Ironworks pricing, contained in this Agreement. "Confidential Information" in regards to Partner shall mean any non-public information disclosed by Partner to Ironside, including sales information.

     Section 9.2  Use of Confidential Information.  The Receiving Party may
                  -------------------------------
transmit the Confidential Information to its Representatives, but only to the extent that such Representatives:

     (a) need to know the Confidential Information for the purpose of facilitating this Agreement;

     (b) are informed by the Receiving Party of the confidential nature of the Confidential Information; and

     (c) agree in writing to be bound by the terms of a confidentiality agreement with the Receiving Party substantially in accordance with the terms of this Agreement.

     Section 9.3  Applicability.  This Agreement shall not apply to such
                  -------------
portions of the Confidential Information which:

     (a) are or become generally available to the public other than as a result of a disclosure in violation of this Agreement;

     (b) becomes available the Receiving Party on a non-confidential basis from a source other than the other Party or its Representatives, provided that such a source is not bound by a confidentiality agreement with the other Party or its Representatives or otherwise prohibited from transmitting the Confidential Information to the Receiving Party by a contractual, legal or fiduciary obligation;

     (c) were known to the Receiving Party on a non-confidential basis prior to its disclosure;

     (d) are independently developed by the Receiving Party without reference to the Confidential Information; or

     (e) the Receiving Party is obligated to disclose pursuant to statutory or regulatory requirements or an order of a court of competent jurisdiction.

     Section 9.4  Survivorship.  The provisions of this Article 9 shall survive
                  ------------
any termination of this Agreement for a period of five (5) years or, if shorter, the longest period of time permitted under applicable law.

                                  ARTICLE 10
                         INTELLECTUAL PROPERTY RIGHTS

     Section 10.1  Ironside's Proprietary Rights.  Ironside is the owner or
                   -----------------------------
authorized licensee in respect of all Intellectual Properties applicable to Ironware, and all future releases and versions thereof, and such rights, title and ownership shall at all times remain solely and exclusively with Ironside, and Partner shall not take any action inconsistent with such rights, title and ownership.

     Section 10.2  Trade Marks.  Except as expressly provided hereto, no license
                   -----------
or other right is granted by Ironside to Partner to use a trade mark, trade name or service mark of the Ironside without Ironside's prior written permission.

                                   ARTICLE 11
                                  ARBITRATION

     Section 11.1  Best Endeavors to Settle Disputes.  In the event of any
                   ---------------------------------
dispute, claim, question or difference relating to this Agreement, or the validity or termination of this Agreement the parties involved in the dispute, claim, question or difference shall use their best endeavors to settle such dispute, claim question or difference. To this effect, they shall consult and negotiate with each other, in good faith and understanding of their mutual interests, to reach a just and equitable solution satisfactory to such parties.

     Section 11.2  Arbitration.  Except as is expressly provided in this
                   -----------
Agreement, if the parties involved in the dispute do not reach a solution after reasonable efforts to do so pursuant to Section 11.1, then upon written notice by any Party to the other, such dispute shall be finally settled by arbitration. Such arbitration shall be conducted in accordance with the International Arbitration Rules (the "Rules") of the American Arbitration Association (the "AAA") except as such Rules are superseded by this Agreement. The decision or award of the arbitrator shall be in writing, binding upon the parties, and shall be enforceable by judgement entered in any court of competent jurisdiction.

     Section 11.3  Arbitration Procedure.  Any arbitration commenced by a Party
                   ---------------------
pursuant to Section 11.2 shall be based upon the following:

     (a) the arbitration tribunal shall consist of one neutral arbitrator appointed by mutual agreement of the parties involved who is qualified by education and training to pass upon the particular matter to be decided, or in the event of failure to agree within 30 business days after referral of the dispute to arbitration, either Party may apply to the AAA administrator to appoint an arbitrator in accordance with the Rules;

     (b) the arbitrator shall be instructed that time is of the essence in proceeding with his/her determination of the dispute and, in any event, the arbitrator shall endeavor to render a decision and award within 90 days of the final appointment of the arbitrator;

     (c) the arbitration shall take place in Toronto, Ontario, unless the parties mutually agree, in writing, upon a different location;

     (d) the law to be applied in connection with the arbitration shall be as set forth in Section 1.9 hereof;

     (e) the arbitration award shall deal with the question of costs of arbitration and all matters related thereto.

     Section 11.4  Injunctive Relief.  Nothing in this Article 8 shall prevent a
                   -----------------
Party from seeking injunctive relief in connection with this Agreement at any time prior to or during the pendency of any proceedings set forth in Sections
11.1 through 11.3 hereof.

                                   ARTICLE 12
                                    GENERAL

     Section 12.1  Notice.  (1) Any notice required to be given under this
                   ------
Agreement shall be in writing and shall be sufficiently given (i) if delivered personally or (ii) if mailed (other than during any disruption of postal services) by registered mail, postage prepaid and addressed to the relevant Party as indicated below or (iii) if given by electronic means by forwarding to the Party's fax number.

     (2) Any such notice shall be deemed to have been given and to have been received when delivered, if so delivered, on the second business day after the date of mailing (other than during any disruption of postal services), if so mailed, and on the date such notice was sent, if so given by electronic means:

     If to Ironside, at:

          Ironside Technologies Inc.
          500 Hood Road, 4th Floor
          Markham, Ontario
          L3R 0P6

     Or, if to Partner, at:

          Whittman-Hart, Inc.
          Corporate Headquarters
          311 South Wacker Dr
          Suite 3500
          Chicago, IL 60606

     Section 12.2  Further Assurances.  Each Party shall do such acts and shall
                   ------------------
execute such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of such acts and will cause the execution of such further documents as are within its powers as any other Party may in writing at any time and from time to time reasonably request be done or executed, in order to give full effect to the provisions of this Agreement.

     Section 12.3  Assignment.  Neither Party shall assign this Agreement
                   ----------
without the prior written consent of the other Party except that either Party may assign this Agreement to an affiliate as defined in the Canada Business Corporations Act without the consent of the other.

     Section 12.4  Enurement.  This Agreement shall enure to the benefit of and
                   ---------
be binding upon the Parties and their respective successors and permitted assigns.

     Section 12.5  Independent Contractors.  In giving effect to this Agreement,
                   -----------------------
no Party shall be or be deemed an agent or employee of the other Party for any purpose and their relationship to each other shall be that of independent contractors. Nothing in this Agreement shall constitute a partnership or a joint venture between the Parties. No Party shall have the right to enter into contracts or pledge the credit of or incur expenses or liabilities on behalf of the other Party.

     Section 12.6  Time of Essence.  Time shall be of the essence hereof.
                   ---------------

     Section 12.7  Force Majeure.  Except as expressly provided otherwise in
                   -------------
this Agreement, dates and times by which a Party is required to render performance under this Agreement shall be postponed automatically to the extent and for the period of time that such Party is prevented from meeting them by reason of any cause beyond its reasonable control. The Party prevented from rendering performance must, however, notify the other Party immediately and in detail of the commencement and nature of such cause and the probable consequences thereof. Such Party must use its best efforts to render performance in a timely manner utilizing to such end all resources reasonably required in the circumstances, including obtaining supplies or services from other sources if same are reasonably available. Should such delay occur, payment of money, where applicable, shall correspondingly be delayed.

Section 12.8  Counterparts.  This Agreement and any amendment hereto may be
              ------------
executed in one or more counterparts, each of which shall be deemed to be an original by the Party executing such counterpart, but all of which shall be considered one and the same instrument.

Section 12.9  Construction.  This Agreement has been negotiated by
              ------------
Ironside, Partner and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the Party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

IN WITNESS WHEREOF this Agreement is executed by both Parties on the 16 day of September, 1999.


Ironside Technologies Inc.               Whittman-Hart, Inc.


By:  /s/ W.B. LIPSIN                     By:  /s/ EDWARD V. SZOFER
     ----------------------------           -----------------------------------
     (Authorized Signing Officer)          (Authorized Signing Officer)

  W.B. Lipsin                              Edward V. Szofer
_________________________________        _______________________________________
(Print Name)                             (Print Name)

  President & CFO                          President
_________________________________        _______________________________________
(Title)                                  (Title)

                                  SCHEDULE "A"
                                CONTRACT DETAILS

Commencement Date:  August 31,1999      Initial Term:  12 months
Licensed Product:  Ironworks            Territory:  Worldwide
Licensed Product Documentation:
The following documentation is available from the Ironside website at http://www.ironside.com in the "Developers Only" section:

     ILE / RPG Gateway Development Guide
     C Gateway Development Guide
     Fahrenheit Release Notes
     Gateway Development Guide
     Fahrenheit Configuration Guide
     Fahrenheit Installation and Operations Guide
     Fahrenheit Product Overview
     Fahrenheit - Document Index

                             IRONWORKS LICENSE FEES
                             ----------------------

-----------------------------------------------------------------------------------------------------------------
Ironworks Software License Fee:
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Single User Service                                                                              $25,000
Each additional User Service                                                                     $10,000
-----------------------------------------------------------------------------------------------------------------
Ironworks End User License Fees:
-----------------------------------------------------------------------------------------------------------------
                                                                                     Net Price Ironworks
                                                                                     __________________?
  # of User ID's and         End User License           Total End User               __________________?
       Passwords                   Fee                   License Fee                 __________________?
-----------------------------------------------------------------------------------------------------------------
          50                       $750                    $ 37,500
          250                      $400                    $100,000
          500                      $250                    $125,000
         1,000                     $150                    $150,000
         2,000                     $100                    $200,000
         3,000                     $ 70                    $210,000
         4,000                     $ 55                    $220,000
         5,000                     $ 45                    $225,000
        10,000                     $ 25                    $250,000
       Unlimited                  Quote                     Quote
-----------------------------------------------------------------------------------------------------------------
                                 Ironworks Development Kit (IDK) License Fee
-----------------------------------------------------------------------------------------------------------------
Ironworks Development Kit (IDK) License Fee                                                      $25,000
-----------------------------------------------------------------------------------------------------------------
                                      Annual Maintenance Fees
-----------------------------------------------------------------------------------------------------------------
Ironworks Annual Maintenance Fee:
Annual Maintenance Fee = (Software License Fee + End User License Fee) *15%
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
Ironworks + Ironworks Development Kit (IDK) Annual Maintenance Fee:
Annual Maintenance Fee = (Software License Fee + End User License Fee + IDK License Fee) = 21%

-----------------------------------------------------------------------------------------------------------------
Annual Maintenance Fee charges commence in the first year of license.
Annual Maintenance Fees, in respect of each license of Ironware, are due to Ironside upon the anniversary of each such license.  Ironside may adjust the Annual Maintenance Fee upon 30 days written notice.
-----------------------------------------------------------------------------------------------------------------


                                 SCHEDULE "B"
                                    LICENSE


                          SOFTWARE LICENSE AGREEMENT

                          SOFTWARE LICENSE AGREEMENT



                                    between



                          IRONSIDE TECHNOLOGIES INC.
                                 ("Ironside")



                                      and



                  -------------------------------------------
                                  ("Customer")




                             --------------------
                                     Date

     By signing this Agreement, Licensor agrees to license to Customer the use of the object code of the software application system detailed more specifically in Schedule "A" hereto, and all updates, revisions and modifications thereto (the "Software"), as well as all ancillary and related Documentation (as defined herein) for its operation (collectively, the Software, and the Documentation are referred to herein as "Ironware") and to provide education and additional services to Customer, all in accordance with and subject to the terms and conditions of this Agreement. By signing this Agreement, Customer agrees to accept such license and services, and to pay fees and expenses, all in accordance with the terms and conditions of this Agreement.

     Section 1.1  Grant of License.  (1) In consideration of the Customer's
                  ----------------
promises contained herein and the Customer's payment of the software license fee (the "Software License Fee"), the end user license fee (the "End User License Fee") and the annual maintenance fee (the "Annual Maintenance Fee") listed on Schedule "A" to this Agreement, Ironside grants to Customer, and Customer accepts, subject to the terms and conditions set out in this Agreement, a non-exclusive, non-transferable, perpetual license (the "License") to use Ironware only at the location(s) and on the computer(s) order management system that resides on the Host System Serial Number (the "Host System Serial #") of the Customer indicated on Schedule "A" hereto and solely for the purpose of processing the Customer's own internal business data. The Customer acknowledges that an additional license is required for use of Ironware other than as set out herein. The Customer shall have no right to sub-license, sell, lease, assign (by operation of law or otherwise), or transfer a license of Ironware to any third party, without the prior written consent of Ironside.

     (2) Title to and ownership of all rights in and to Ironware, including copyright and all other intellectual property rights, shall at all times remain with Ironside.

     Section 1.2  Licensed Use.  Ironware shall be used by Customer only as
                  ------------
specified in this Agreement and the Schedules attached hereto. Ironware shall not be copied by Customer and Customer shall not allow Ironware to be copied, controlled, or used by others without the express, written permission of Ironside. Ironware may be used only by Customer, and the Customer shall not use Ironware for commercial timesharing or service bureau or other rental or sharing arrangements. Ironware may be used by the Customer only at the location and on the Host System Serial # in which they are first installed and may only be moved to another location or another Host System Serial # by the Customer with the prior, written permission of Ironside which shall not be unreasonably withheld. The Customer agrees to notify Ironside immediately of any unauthorized possession or use of Ironware.

     Section 1.3  Audit.  (1) The Customer shall not issue end user
                  -----
identifications or passwords of Ironware to its clients in excess of the number for which this License permits, as specified in Schedule "A" herein. The Customer shall inform Ironside of the location of each site operating Ironware and the number of end-users of Ironware for each such site, and such particulars shall be recorded in Schedule "A" hereto.

     (2) Ironside may at any time review, at its own expense, the equipment and records of the Customer pertaining to its license of Ironware for the purpose of verifying that the Customer has not issued end user identifications or passwords of Ironware to its clients in excess of the number for which this License permits as specified on Schedule "A" hereto, and that the Customer has not installed Ironware on a Host System Serial # or at a location other that as this License permits, as specified in Schedule "A" hereto. Any such examination shall occur on not less than three days' notice, and, at the place where the Customer keeps its equipment or records to be examined. If as a consequence of an examination, any payments are found to be due to Ironside, the Customer shall
(i) forthwith deliver a certified check for the outstanding amount to Ironside in respect of such outstanding and, (ii) reimburse Ironside for its reasonable expenses incurred in respect of this examination.

     Section 2.1  Development and Support Services. In consideration of the
                  --------------------------------
payment of the Annual Maintenance Fee, the Development and Support Services outlined in Section 2.1(1), 2.1(2), and 2.1(3) below shall be provided to Customer.

     (1) Ironside shall be responsible for the development and enhancement of Ironware and for all costs incurred in connection therewith.

     (2) Ironside shall determine which internet world wide web browsers run the Java programming language and which command a market share of greater than 15% of the internet browser market. Such browsers will be addled to the list of approved interned world wide web browsers, attached hereto as Schedule "C". Browsers which no longer have a 15% market share, as determined by Ironside acting reasonably, may be removed from the supported list at Ironside's discretion and thereafter Ironside shall have no responsibility to enhance Ironware to support such browsers so removed. Ironside shall provide Customer with at least 60 days written notice of any browsers that shall be moved from the list of supported browsers. Ironside will take all reasonable efforts to modify Ironware, if necessary, to permit a world wide web browser to operate on Ironware within 60 days from the date that such browser is placed on the supported list. Any such modification to Ironware shall be shipped to the Customer in accordance with Section 3.2.

     (3) Telephone support services are provided to the Customer during regular business hours (8:30 a.m. - 5:00 p.m. Eastern Time Zone, Monday - Friday). Telephone support includes at no additional charge telephone and research time performed by the Helpline staff as well as Electronic Customer Support which provides Customer with limited on-line access to certain Ironside information, such access being provided on an as-is basis and with the understanding that Customer will not tamper with or abuse Ironside's systems or data. Note, however, that Helpline Support does NOT cover training, setup of hardware or software, and programming consultation. Additional time of coverage may be available by written agreement of the parties and at Ironside's then current prices, terms and conditions. The Customer shall not tamper with, abuse or misuse Ironside's systems or data.

     (4) At the request of the Customer or if Ironside determines that it cannot diagnose, verify or remedy by remote means any significant error, malfunction or defect in Ironware, Ironside shall provide qualified personnel to Customer's site within three (3) days of such request or determination for the purpose of correcting same. In the event Ironside dispatches personnel to the Customer's site, the Customer shall be responsible for payment of such Ironside personnel's travel and living expenses within thirty (30) days of receipt of Ironside's invoice to Customer for such expenses.

     (5) Upon thirty (30) days notice to Customer prior to the anniversary of this Agreement, Ironside may increase the Annual Maintenance Fees in respect of the services described in this Section 2.1 hereof. Ironside agrees not to increase its Annual Maintenance Fee by more than six percent (6%) of the dollar amount charged in the previous year.

     Section 2.2  Professional Services.  At the request of the Customer,
                  ---------------------
Ironside may provide professional services for applications development, graphic design and HTML page creation, installation, training and other services for the rates as specified in schedule "B" hereto or at Ironside's then published professional service rates.

     Section 3.1  Payment Terms.  (1) In consideration of the license granted
                  -------------
hereunder, the Customer shall pay to Ironside on a non-refundable basis, except as provided in Section 6.1(5), the Software License

Fee, the End User License Fee and the Annual Maintenance Fee listed on Schedule "A", and Customer shall make such payments in accordance with the time frames set out in this Section 3.1 and in Schedule "A".

     (2) The Customer agrees to pay all amounts due under this Agreement within thirty (30) days of receipt of invoice. Customer shall have thirty (30) days after such date to contest to good faith the amounts and items charged. Past-due uncontested amounts will bear interest (i) of one and one-half percent (1.5%) per month from the due date or (ii) the highest rate permitted by law, if less. The Customer shall also pay all costs and expenses, including reasonable legal fees and expenses incurred by Ironside in connection with collecting overdue amounts. Ironside reserves the right to increase the fees in respect of the professional services described herein upon ninety (90) days notice. If any amounts remain unpaid for thirty (30) days or more, Ironside may place Customer on "credit hold" until such amounts are paid. The effect of placing a Customer on "credit hold" is that Ironside may withhold the software services described in Section 2.1, including without limitation withholding any new release of Ironware, any upgrades to Ironware with respect to internet world wide web browsers, and telephone support services.

     Section 3.2  Delivery of Ironware, Hardware.  (1) Ironside shall deliver
                  ------------------------------
the Software and any modifications thereto to the Customer on CD-ROM via courier or via the internet, as the Customer may elect. Additionally, Ironside shall deliver an "Ironside Powered Server Product Overview", "Ironside Powered Server Configuration Manual", "Ironside Powered Server Gateway Development Guide", "Ironside Powered Server Documentation Index", "C Gateway Development", "ILE/RPG Gateway Development", "Ironside Powered Server for NT Release Notes", "Ironside Powered Server for NT Installation and Operations Guide", "Ironside Powered Server for AS400 Release Notes", "Ironside Powered Server for AS400 Installation and Operations Guide" (collectively, referred to hereinafter as amended from time to time as the "Documentation") and any modifications thereto, to the Customer via courier.

     (2) In the event the Customer requires a dongle hardware device, Ironside shall be responsible for costs incurred in respect of the delivery of all orders by the Customer for such dongle hardware device.

     Section 3.3  Source Code Escrow Agreement.  Forthwith upon execution of
                  ----------------------------
this Agreement, Ironside shall enroll the Customer as a beneficiary in a source code escrow agreement in respect of Ironware.

     Section 3.4  Taxes.  The Customer shall be responsible for all taxes
                  -----
including sales, use, property, excise, value added and gross receipts levied on this Agreement or Ironware. Customer agrees that if any of the foregoing are paid by Ironside, Customer shall immediately reimburse Ironside for the amount paid plus any expenses incurred in connection therewith and interest thereon.
In the event that Customer is required by any applicable law to deduct any amount from the amounts to be paid to Ironside under this Agreement on account of withholding taxes or any other taxes or levies of any kind, Customer agrees that it shall pay all such additional amounts so that the net amounts received by Ironside are the amount specified herein.

     Section 4.1  Proprietary Rights.  (1) The Customer hereby covenants that it
                  ------------------
shall not, and shall not permit others within its control, to copy or duplicate Ironware or the Documentation.

     The Customer acknowledges that Ironware provided under this Agreement have substantial monetary value and are considered TRADE SECRET, PROPRIETARY and/or CONFIDENTIAL material of Ironside, and that Ironside retains ownership of all rights, title and interest to its Ironware. All enhancements and modifications made by Ironside will remain proprietary to Ironside.

     (2) The Customer acknowledges that Ironware bears a copyright legend which in no way reduces the TRADE SECRET, PROPRIETARY, and/or CONFIDENTIAL nature of Ironware. Ironware shall be considered Confidential Information under the terms of Article 5 hereof.

     Section 4.2  Reverse Engineering Proprietary Notices.  The Customer shall
                  ---------------------------------------
not: (a) reverse-engineer, decompile or alter Ironware or any part thereof; (b) distribute Ironware or any part thereof to any third parties; and, (c) remove the copyright, trade secret or other proprietary legends or notices which appear on Ironware.

     Section 5.1  Ironside Information. (1) "Confidential Information" means
                  --------------------
Ironware and any information provided by Ironside to the Customer about Ironware stamped "confidential" or identified as such in writing.

     (2) Customer agrees that the Confidential Information shall be kept confidential and shall not be used or disclosed by Customer or by any of its directors, officers, employees, agents, solicitors, accountants or financial advisors (collectively the "Representatives") except in accordance with the terms of this Agreement.

     (3) Customer may transmit the Confidential Information to its Representatives, but only to the extent that such Representatives: (a) need to know the Confidential Information for the purpose of facilitating this Agreement; (b) are informed by Customer of the confidential nature of the Confidential Information; and (c) agree in writing to be bound by a confidentiality agreement with Ironside and Customer on terms substantially the same as those set forth in this Agreement.

     (4) The confidentiality provisions of this Agreement shall not apply to such portions of the Confidential Information which: (a) are or become generally available to the public other than as a result of a disclosure in violation of this Agreement; (b) becomes available to the Customer on a non-confidential basis from a source other than Ironside or its Representatives, provided that such a source is not bound by a confidentiality agreement with Ironside or its Representatives or otherwise prohibited from transmitting the Confidential Information to the customer by a contractual, legal or fiduciary obligation; (c) was known to the Customer on a non-confidential basis prior to its disclosure by Ironside; (d) is independently developed by the Customer without reference to the Confidential Information; or (e) the Customer is obligated to disclose pursuant to statutory or regulatory requirements or an order of a court of competent jurisdiction.

     Section 5.2  Public Announcements.  Neither party shall publicly announce
                  --------------------
or disclose the existence of this Agreement or its terms and conditions, or advertise or release any publicity regarding this Agreement, without the prior written consent of the other party. Each of Ironside and the Customer may use the name of the other in any public disclosure and as a reference in its respective sales calls and in its customer lists and the use of such name shall be consistent with good business practices. All use of names shall bare Trademark notification as requested by either party.

     Section 6.1  Ironware Warranty.  (1) Ironside warrants to Customer that it
                  -----------------
has full power and authority to grant the rights herein without the consent of any other person, and that the license of Ironware granted pursuant to this Agreement does not infringe any valid or subsisting Canadian or U.S. patent, copyright or other intellectual property not owned or licensed by Ironside.

     (2) Ironside warrants that the Software will perform substantially in accordance with the Documentation. Ironside will provide reasonable assistance to the Customer in attempting to correct or bypass any material defects or errors in the Software in order that the Software operates substantially in accordance with the Documentation. Such services are provided in consideration of the Annual Maintenance Fee. In the event that a defect reported by the Customer proves in fact to be a hardware, operating system or ocher problem not attributable to the Software, then the Customer shall pay Ironside's professional services rates, as detailed in Schedule "B".

     (3) Ironside warrants that the Documentation is accurate in all material respects; however, the Customer acknowledges that the Software is subject to continued revision and may, at times, be at variance with the Documentation and accordingly, may contain miner defects or errors.

     (4) Customer must specifically identify to Ironside the nature of any perceived Software defect which causes the Software not to conform substantially to the functional specifications and specifically describe the conditions under which the perceived defect occurs. On Ironside's request, Customer shall deliver such information in written form. Customer shall provide Ironside with sufficient test time and support to duplicate the problem, verify the problem is with the Software, and confirm that the problem has been corrected.

     (5) Should Ironside fail to correct or bypass any material defects or errors in the Software at any time during the term of this Agreement such that the Software fails to operate substantially in accordance with the Documentation, the Customer's sole and exclusive remedy shall be to terminate this Agreement by written notice and according to the termination provisions hereof, and receive a refund of such Annual Maintenance Fees actually paid by the Customer to Ironside during the then current license year. Notice of such termination must be received by Ironside within ten (10) days following the date upon which Ironside failed to correct or bypass the material defect or error in the Software, such that the Software fails to operate substantially in accordance with the Documentation. IN NO EVENT SHALL IRONSIDE BE LIABLE HEREUNDER FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS), RESULTING FROM ANY BREACH OF ANY REPRESENTATION, WARRANTY OR COVENANT IN THIS AGREEMENT OR OTHERWISE ARISING UNDER CONTRACT, OR BY OPERATION OF LAW.

     (6) The Software is designed to manage data involving dates including single-century and multi-century transactions, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving either single-century or multi-century transactions, provided at all times that all century dates transmitted to the Software from any host computer are accurately transmitted in a four digit date format (for example
2001).

     Section 6.2  Warranty Obligations Limitations.  Ironside's warranty
                  --------------------------------
obligations set forth in Section 6.1 shall be void in the event of any of the following occurring: (a) the Customer modifies Ironware without the prior written consent of Ironside; (b) the Customer attempts to use the Software in a manner or under conditions other than those specified by Ironside in the Documentation attached hereto as Schedule C; (c) the release of Software that Customer is operating is no longer current, meaning a release of Ironware that has been replaced by a new release of Ironware for more than ninety (90) days;
(d) any failure of Ironware is due to the misuse or negligence of any person other than Ironside, its employees or agents; (e) the non-payment of a Software License Fee, the End User License Fee or the Annual Maintenance Fee for more than thirty (30) days after the date such payment is due; (f) a claim of infringement is made against Ironware and Ironside elects to terminate this Agreement pursuant to Section 6.4.

     Section 6.3  Warranty Exclusion. (1) IRONSIDE AND CUSTOMER ACKNOWLEDGE AND
                  ------------------
AGREE THAT THIS AGREEMENT PROVIDES LICENSES AND SERVICES AND IS NOT A SALE OF GOODS.

     (2) The parties agree that this Agreement is not subject to and shall not be interpreted by the United Nations Convention on Contracts for the International Sale of Goods.

     (3) THE WARRANTIES CONTAINED IN SECTION 6.1 ARE IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, MERCHANTABLE QUALITY, FITNESS FOR A PARTICULAR PURPOSE, OR INFRINGEMENT OR THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM THE COURSE OF DEALING OR USAGE OF TRADE. IRONSIDE DOES NOT REPRESENT OR WARRANT THAT IRONWARE WILL MEET ANY OR ALL OF THE CUSTOMER'S PARTICULAR REQUIREMENTS, THAT THE OPERATION OF THE SOFTWARE WILL OPERATE ERROR-FREE OR UNINTERRUPTED, OR THAT ALL PROGRAMMING ERRORS IN THE SOFTWARE CAN BE FOUND IN ORDER TO BE CORRECTED.

     Section 6.4  Infringement.  (1) If any Ironware is in Ironside's opinion
                  ------------
likely to or does become the subject of a claim for intellectual property infringement, Ironside, at its sole option, shall: (a) procure for the Customer, at Ironside's expense, the right to continue to use Ironware; (b) replace or modify Ironware, at Ironside's expense, so that Ironware becomes non-infringing; or (c) terminate the Agreement and return the pro-rata amount of the Customer's Annual Maintenance Fees in respect of the current license year in the event that Ironside considers neither (a) or (b) are reasonably feasible.

     (2) THE FOREGOING STATES THE ENTIRE LIABILITY OF IRONSIDE WITH RESPECT TO CLAIMS BY THE CUSTOMER FOR INTELLECTUAL PROPERTY INFRINGEMENT, AND EXCEPT AS PROVIDED IN THIS SECTION, IRONSIDE SHALL HAVE NO LIABILITY TO CUSTOMER WHATSOEVER FOR ANY LOSS OR DAMAGE OR INFRINGEMENT CLAIMS AGAINST CUSTOMER BY THIRD PARTIES ARISING OUT OF OR RELATED TO ANY ALLEGATION OR DETERMINATION THAT CUSTOMER'S USE OF IRONWARE INFRINGES ANY COPYRIGHT OR OTHER PROPRIETARY OR INTELLECTUAL PROPERTY RIGHT. If requested by Ironside, Customer shall give Ironside complete authority for the defense of any claim of copyright infringement.

     Section 6.5  Limitation of Liability.  IRONSIDE'S LIABILITY FOR ANY BREACH
                  -----------------------
OF THE REPRESENTATIONS, WARRANTIES, CONDITIONS OR COVENANTS OR FOR ANY OF THE OTHER PROVISION OF THIS AGENT, OR FOR ANY OTHER BREACH GIVING RISE TO LIABILITY, INCLUDING A BREACH OF A CONDITION OR FUNDAMENTAL BREACH OR BREACHES, OR IN ANY OTHER WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT FOR ANY CAUSE OF ACTION WHATSOEVER AND REGARDLESS OF THE FORM OF ACTION (INCLUDING BREACH OF CONTRACT, STRICT LIABILITY, TORT, INCLUDING NEGLIGENCE OR ANOTHER LEGAL OR EQUITABLE THEORY), SHALL BE LIMITED TO THE CUSTOMER'S ACTUAL, DIRECT, PROVABLE DAMAGES IN AN AMOUNT NOT TO EXCEED THE TOTAL AMOUNT ACTUALLY PAID TO IRONSIDE IN RESPECT OF THE SOFTWARE LICENSE FEE, THE END USER LICENSE FEE AND THE ANNUAL MAINTENANCE FEE. THE CUSTOMER ACKNOWLEDGES AND AGREES THAT IN NO EVENT WILL IRONSIDE BE LIABLE FOR DAMAGES IN RESPECT OF INCIDENTAL, PUNITIVE, EXEMPLARY, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED T0, LOST BUSINESS REVENUE, LOST PROFITS, FAILURE TO REALIZE EXPECTED SAVINGS, LOSS OF DATA, LOSS OF

BUSINESS OPPORTUNITY, EVEN IF IRONSIDE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE CUSTOMER ACKNOWLEDGES AND AGREES THAT IN NO EVENT WILL IRONSIDE'S DIRECTORS, OFFICERS, EMPLOYEES OR SHAREHOLDERS BE LIABLE FOR ANY DAMAGES, INCLUDING DIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, INDIRECT, SPECIAL, CONSEQUENTIAL OR ANY OTHER DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT.

     Section 6.6  Indemnification, Remedies:  (1) The Customer shall indemnify
                  -------------------------
and save Ironside and its directors, officers, employees and representatives (in respect of whom Ironside hereby acts as agent and trustee) harmless of and from any loss or expense, (including reasonable attorney's fees) suffered by, imposed upon or asserted against Ironside by any third party as a result of, in respect of, connected with or arising out of, under or pursuant to (i) any breach of covenants of Section 4.1, Section 4.2, Section 5.1 or (ii) any failure of the Customer to perform or observe the Customer's confidentiality obligations set forth in this Agreement.

     (2) The Customer agrees that a breach of the confidentiality obligations set forth in this Agreement may cause immediate and irreparable monetary damage to Ironside and shall entitle Ironside to seek injunctive relief in addition to all other remedies.

     Section 6.7  Indemnification.  Ironside agrees to indemnify, defend and
                  ---------------
hold Customer harmless from and against any loss, cost, damage, liability, or expense (including reasonable attorney's fees) suffered or incurred by Customer in connection with any infringement claim made by a third party, provided however that Customer permits Ironside to defend, compromise or settle such claim of infringement as Ironside in its sole discretion may determine, and provides Ironside all available information, assistance and authority to enable Ironside to do so, and further provided any such claim of infringement does not depend upon the use of Ironware in conjunction with software not developed or licensed by Ironside or other products not licensed or developed by Ironside or upon a use of Ironware in an unusual or unintended manner.

     Section 7.1  Term.  This Agreement shall become effective upon execution by
                  ----
all Parties. and shall continue in effect in perpetuity, unless otherwise terminated in accordance with the terms of this Agreement.

     Section 7.2  Termination for Cause.  If either Party shall be in breach of
                  ---------------------
its obligations under this Agreement (the "Defaulting Party"). the Party not in breach (the "Non-Defaulting Party") shall give notice to the Defaulting Party stating the nature of the breach with reference to the Agreement and setting out a period of time that is reasonable in the circumstances within which the Defaulting Party must cure its breach. If the Defaulting Party has not cured or is not, in the reasonable judgment of the Non-Defaulting Party, actively and diligently seeking to cure the said default by the end of the time period stated in such notice, the Non-Defaulting Party shall have the right to terminate this Agreement immediately upon delivering a second notice to this effect to the Defaulting Party. Such termination shall be without prejudice to any other rights of the parties in law or in equity.

     Section 7.3  Termination by Ironside.  (1) This Agreement may be forthwith
                  -----------------------
terminated by Ironside upon the occurrence of any of the following: (a) a petition or receiving order or winding up order or similar order is issued in respect of the Customer under the laws of any jurisdiction; (b) the Customer makes a general assignment for the benefit of its creditors; (c) a receiver or trustee in bankruptcy is appointed with respect to the business or property of the Customer; (d) proceedings are initiated under any applicable insolvency or similar law for the purpose of bankruptcy, reorganization, or liquidation of the Customer; (e) the Customer breaches its covenants set forth in Section 4.1 and
Section 4.2; or (f) the Customer breaches the confidentiality provisions set forth in Section 5; or, (g) the Customer breaches its covenants set forth in Section 3.1.

     (2) Ironside shall provide Customer with written notice detailing the cause of its grounds for termination pursuant to Section 7.3. The effect of delivery by Ironside of such notice is that this Agreement shall forthwith be terminated upon receipt of such notice by the Customer. Upon such termination, except in respect of termination pursuant to Section 7.3(1)(g), any license granted pursuant to this Agreement shall be immediately revoked and all Ironware and supporting materials shall forthwith be returned to Ironside by the Customer or destroyed by the Customer, as Ironside may direct. The Customer shall provide Ironside with an affidavit certifying the destruction of Ironware and supporting materials. The effect of Ironside providing the Customer with a termination notice pursuant to Section 7.3 is that this Agreement shall be terminated and Ironside shall have no further obligations to the Customer.

     (3) Any termination of this Agreement pursuant to Section 7.3 shall be without prejudice to any other rights or remedies to which Ironside may be entitled hereunder or at law and shall not affect any accrued rights or the coming into or continuance in force of any provision hereof which is expressly or by implication intended to come into or continue in force on or after such termination.

     (4) Upon termination of this Agreement pursuant to Section 7.2. Section 7.3(1)(a), (b), (c), (d), (e), (f), or (g) the customer shall forthwith return the dongle and Ironware to Ironside and shall have no further right to use Ironware.

     Section 7.4  Termination by the Customer.  (1) This Agreement may be
                  ---------------------------
forthwith terminated by the Customer upon the occurrence of any of the following: (a) a petition or receiving order or winding tip order or similar order is issued in respect of Ironside under the laws of any jurisdiction; (b) Ironside makes a general assignment for the benefit of its creditors; (c) a receiver or trustee in bankruptcy is appointed with respect to the business or property of Ironside; or (d) proceedings are initiated under any applicable insolvency or similar law for the purpose of bankruptcy, reorganization, or liquidation of Ironside.

     The Customer shall provide Ironside with written notice detailing the cause of its grounds for termination pursuant to this Section 7.4. The effect of delivery by the Customer of such notice is that this Agreement shall forthwith be terminated upon receipt of such notice by Ironside. Upon such termination, the Customer may access the source code, pursuant to the terms of the source code escrow agreement.

     (2) The Customer may terminate this Agreement and the licenses granted hereunder by giving Ironside ninety (90) days written notice at any time on or after the second anniversary of the date of execution of this Agreement and the customer shall leave no obligation to pay any Annual Maintenance fees thereafter.

     Section 8.1  Arbitration.  Except as is expressly provided in this
                  -----------
Agreement, if the patties involved in the dispute do not reach a solution after reasonable efforts to do so pursuant to Section 8.1, then upon written notice by any parry to the other, such dispute shall be finally sealed by arbitration. Such arbitration shall be conducted in accordance with the International Arbitration Rules (the "Rules") of the America Arbitration Association (the "AAA") except as such Rules ate superseded by this Agreement. The decision or award of the arbitrator shall be in writing, binding upon the parties, and shall be enforceable by judgement entered in any court of competent jurisdiction.

     Section 8.2  Arbitration Procedure.  Any arbitration commenced by a party
                  ---------------------
pursuant to Section 8.2 shall be based upon the following:

     (a) the arbitration tribunal shall consist of one arbitrator appointed by mutual agreement of the parties involved who is qualified by education and training to pass upon the particular matter to be decided, or in the event of failure to agree within 30 business days after referral of the dispute to arbitration, either party may apply to the AAA administrator to appoint an arbitrator in accordance with the Rules;

     (b) the arbitrator shall be instructed that time is of the essence in proceeding with his/her determination of the dispute and, in any event, the arbitrator shall endeavor to render a decision and award within 60 days of the final appointment of the arbitrator;

     (c) the arbitration shall take place in Toronto, Ontario, unless the parties mutually agree, in writing, upon a different location;

     (d) the law to be applied in connection with the arbitration shall be as set forth in Section 9.6 hereof; and,

     (e) judgment upon the award rendered may be entered in any court of competent jurisdiction, or, application may be made to such court for a judicial recognition of the award or an order of enforcement thereof, as the case may be; and,

     (f) the arbitration award shall deal with the question of costs of arbitration and all matters related thereto.

     Section 8.3  Injunctive Relief.  Nothing in this Article 8 shall prevent a
                  -----------------
party from seeking injunctive relief in connection with this Agreement at any time prior to or during the pendency of any proceedings set forth in Sections
8.1 through 8.2 hereof.

     Section 9.1  Currency.  All references in this Agreement or any Schedule to
                  --------
dollars, unless otherwise specifically indicated, are expressed in the currency of the United States of America.

     Section 9.2  Severability.  Article or Section, Subsection or other
                  ------------
subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed from this Agreement and be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the retraining provisions hereof or thereof.

     Section 9.3  Entire Agreement.  This Agreement constitutes the entire
                  ----------------
agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. There are no representations, warranties, conditions or other agreements, express or implied, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth herein and therein.

     Section 9.4  Amendments.  This Agreement may only be amended, modified or
                  ----------
supplemented by a written agreement signed by all of the Parties.

     Section 9.5  Waiver.  No waiver of any of the provisions of this Agreement
                  ------
shall be deemed to constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a waiver or continuing waiver unless otherwise expressly provided in writing duly executed by the party to be bound thereby.

     Section 9.6  Governing Law.  This Agreement shall be governed by and
                  -------------
interpreted and enforced in accordance with the laws of the State of Delaware.

     Section 9.7  Incorporation of Schedules.  The following are the schedules
                  --------------------------
attached to and incorporated in this Agreement:

     Schedule A - Fees and License Particulars
     Schedule B - Professional Services
     Schedule C - Documentation; Approved Browsers

     Section 9.8  Enurement.  This Agreement shall enure to the benefit of and
                  ---------
be binding upon the Parties and their respective successors and permitted assigns.

     Section 9.9  Force Majeure.  Except as expressly provided otherwise in this
                  -------------
Agreement, dates and tittles by which a party is required to render performance under this Agreement shall be postponed automatically to the extent and for the period of time that such party is prevented from meeting them by reason of any cause beyond its reasonable control. The party prevented from rendering performance must, however, notify the other party immediately and in detail of the commencement and nature of such cause and the probable consequences thereof. Such party must use its best efforts to render performance in a timely manner utilizing to such end all resources reasonably required in the circumstances, including obtaining supplies or services from other sources if same are reasonably available. Should such delay occur, payment of money, where applicable, shall correspondingly be delayed.

     Section 9.10  Counterparts.  This Agreement and any amendment hereto may be
                   ------------
executed in one or more counterparts, each of which shall be deemed to be an original by the party executing such counterpart, but all of which shall be considered one and the same instrument.

     Section 9.11  Indefinite Duration.  Each of the Parties agree that certain
                   -------------------
rights and obligations in this Agreement are intended to be of an indefinite duration, and shall not expire or terminate except as otherwise provided in this Agreement, or as the Parties may otherwise agree in writing.

     Section 9.12  Survivorship.  The provisions of Article 4.1, 4.2, 5.1. 5.2,
                   ------------
6.6. and 8.3 shall survive any termination of this Agreement for a period of three (3) years or, if shorter, the longest period of time permitted under applicable law.

     Section 9.13  Non-Solicitation.  Party acknowledges that they shall not
                   ----------------
hire or attempt to hire, induce or attempt to induce, solicit or attempt to solicit, any of the employees of the other Party. Should any employee of one of the Parties be hired by the other Party, the hiring Party shall pay an amount of 200% of the salary of the person hired to the other Party.

     Section 9.14  Notice.  (1) Any notice required to be given under this
                   ------
Agreement shall be in writing and shall be sufficiently given (i) if delivered personally or (ii) if mailed (other than during any disruption of postal services) by registered mail, postage prepaid and addressed to the relevant party as indicated below or (iii) if given by electronic means by forwarding to the party's fax number. (2) Any such notice shall be deemed to have been given and to have been received when delivered, if so delivered, on the second business day after the date of mailing (other than during any disruption of postal services), if so mailed and on the date such notice was sent, if so given by electronic means:

     If to Ironside, at:

          Ironside Technologies Inc.
          500 Hood Road
          4th Floor
          Markham, Ontario
          L3R 0P6
          Attention: Secretary

     Or, if to Customer, at:

          _________________________
          _________________________
          _________________________

     IN WITNESS WHEREOF this Agreement is executed by the Parties on the ____ day of _____________, 1999.

[Customer]

Per:_______________________________________
          (Authorized Signing Officer)


_________________________________
(Print or Type Name)



_________________________________
(Title)


Ironside Technologies Inc.


Per: ______________________________
          (Authorized Signing Officer)


_________________________________
(Print or Type Name)


_________________________________
(Title)

                                  SCHEDULE "A"
                          LICENSE FEES AND PARTICULARS


Date:_____________________________

Customer Name:____________________
Customer Address:  __________________
                   __________________
                   __________________



Host System Serial #:

---------------------------------------------------------------------------------------------------------------------
Licensed Products  # of User Services       # Users         End User License    Software License         Annual
                                                                  Fee                 Fee           Maintenance Fee
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

          SOFTWARE LICENSE FEE:_____________________ (Plus taxes where applicable)
          END USER LICENSE FEE $_____________________ (Plus taxes where applicable)
          ANNUAL. MAINTENANCE FEE:________________ (Plus taxes where applicable)

Each Ironworks "User Service" provides access to an order management system on a single Host System Serial # for the customers of a single corporate entity.

Software License Fee - Customer agrees to pay Ironside 100% of the Software License Fee upon execution of this Agreement.

End User License Fee - In addition to the Software License Fee, Customer agrees to pay Ironside 50% of the End User License Fee upon execution of this Agreement and the remaining 50% of the End User License Fee on or before ______________________, 19__.

Annual Maintenance Fee - The initial Annual Maintenance Fee is due to Ironside on ________________, 19__. Customer agrees to pay Ironside 100% of the Annual Maintenance fee upon each anniversary of this agreement. The Annual Maintenance Fee may be increased annually by Ironside by providing the Customer with notice not less than thirty (30) days prior to the end of an anniversary of this Agreement. Ironside agrees not to increase its Annual Maintenance Fee by more than six percent (6%) of the dollar amount charged in the previous year.

Software Services provide program updates and new system versions, as well as new releases of Internet Browsers. These updates become part of the Licensed Products and include at no additional charge the time incurred to evaluate program problems, correct program errors, copy the program from Ironside's computer, a mail/delivery charges. Perfect compatibility for blending old and new versions cannot be assured. Helpline Support provides unlimited telephone support during the business hours of (8:30 am. - 5:00 p.m. Eastern Time Zone, Monday-Friday). This support includes at no additional charge telephone and research time performed by the Helpline staff. Helpline Support also includes Electronic Customer Support which provides Customer with limited on-line access to certain Ironside information, such access being provided on an as-is basis and with the understanding that Customer will not tamper with or abuse Ironside's systems or data. Note, however, that Helpline Support does NOT cover training, setup of hardware or software, and programming consultation. Additional time of coverage may be available by written agreement of the parties and at Ironside's then current prices, terms and conditions.

[Customer]                            Ironside Technologies Inc.

Per:__________________________        Per:__________________________
(Authorized Signing Officer)          (Authorized Signing Officer)


_____________________________         ______________________________
(Print or Type Name)                  (Print or Type Name)


________________________              ______________________________
(Title)                               (Title)

--------------------------------------------------------------------------------

                                  SCHEDULE "B"
                             PROFESSIONAL SERVICES
--------------------------------------------------------------------------------


Nature of support services      Rate per hour
--------------------------      -------------

Gateway Application Development    $300
Installation support               $250
Education and training             $250
Graphic artist                     $250
HTML page creation                 $250
Network support                    $250
Implementation consulting          $300

                                  SCHEDULE "C"
                                 DOCUMENTATION

The following documentation is available from the Ironside website at http//www.ironside.com in the "Developers Only" section:

          Ironside Powered Server Product Overview
          Ironside Powered Server Configuration Manual
          Ironside Powered Server Gateway Development Guide
          Ironside Powered Server Documentation Index
          C Gateway Development
          ILE/RPG Gateway Development

          Ironside Powered Server for NT Release Notes
          Ironside Powered Server for NT Installation and Operations Guide

          Ironside Powered Server for AS400 Release Notes
          Ironside Powered Server for AS400 installation and Operations Guide


                               APPROVED BROWSERS

BETA VERSIONS NOT SUPPORTED
---------------------------

Microsoft:
---------
          Internet Explorer 3.0, 3.01, 3.02, 4.0 for Windows 95 and Windows NT Internet Explorer 3.02 for Windows 3.1
          Internet Explorer 4.0 for Windows 98

Netscape:
--------
          Navigator 2.0, 2.02, 3.0, 3.01, 4.01, 4.02, 4.03 for Windows 95 and
          Windows NT
          Navigator 4.05 and 4.06 for Windows 98